                                                                                                                                                                                                                                                                        Exhibit 99.1

June 14, 2018

PRESS RELEASE

COMMUNITY BANCORP. ANNOUNCES QUARTERLY DIVIDEND

Derby, VT	For Immediate Release

For more information, contact Kathryn M. Austin, President and CEO at 802-334-7915

Trading Symbol: CMTV
(traded on the OTCQX)

Community Bancorp., the parent company of Community National Bank, is happy to announce an increase in its quarterly dividend from $0.17 per common share to $0.19 per common share. This dividend was declared payable August 1, 2018 to shareholders of record as of July 15, 2018. The increase is attributable to the Bank’s strong performance in 2017 and demonstrates the confidence of the board of directors and management team in the company’s ability to generate shareholder value.

Community National Bank is an independent bank that has been serving its communities since 1851, with offices in Derby, Derby Line, Island Pond, Barton, Newport, Troy, St. Johnsbury, Montpelier, Barre, Lyndonville, Morrisville and Enosburg.